March 11, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: SimplePons, Inc.

File Ref. No. 000-21134

We have read the statements of SimplePons, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated March 8, 2013 and agree with such statements as they pertain to our firm.

Regards,

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants